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                                    EXHIBIT 1

                              (English Translation)

                                                                 October 9, 2008
To whom it may concern:

                                      WACOAL HOLDINGS CORP.
                                      Yoshikata Tsukamoto
                                      President and Representative Director
                                      (Code Number:  3591)
                                      (Tokyo Stock Exchange, First Section)
                                      (Osaka Securities Exchange, First Section)
                                      Masaya Wakabayashi,
                                      General Manager Corporate Planning
                                      Telephone: 075-682-1010


             Announcement of Valuation Loss on Investment Securities

     Wacoal Holdings Corp. (the "Company") hereby announces that it will record, as an impairment, a long-term valuation loss on marketable securities and investment securities held by the Company and its consolidated subsidiaries during the first two quarters (consolidated) of the fiscal year ending March 31, 2009.

                                      NOTE

1. Total Losses on Investment Securities Recorded during the First Two Quarters of the Fiscal Year Ending March 31, 2009 Using U.S. Accounting Standards (Consolidated Basis)

---------------------------------------------------------------------------------------------------
(A)     Total losses on investment securities recorded during the first two       2,256 million yen
        quarters of the fiscal year ending March 31, 2009
---------------------------------------------------------------------------------------------------
(B)     Net assets for the fiscal year ended March 31, 2008                     185,113 million yen
        (A / B x 100)                                                                        (1.2%)
---------------------------------------------------------------------------------------------------
(C)     Operating income for the fiscal year ended March 31, 2008                13,540 million yen
        (A / C x 100)                                                                       (16.7%)
---------------------------------------------------------------------------------------------------
(D)     Net income for the fiscal year ended March 31, 2008                       4,966 million yen
        (A / D x 100)                                                                       (45.4%)
---------------------------------------------------------------------------------------------------

(NOTE) 1. The above figures are based on the U.S. accounting standards. Operating income is shown in lieu of ordinary income.

       2. Of the amount listed under (A) above, 1,080 million yen in investment securities losses were recorded in the first consolidated quarter (from April 1, 2008 until June 30, 2008) of the fiscal year ending March 31, 2009.

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       3. The amount listed under (A) above primarily represents losses from listed investment securities held by Wacoal Corporation (2,069 Million
          Yen).


2.   Future Prospects

     There is no significant difference between the amount of losses stated above and the amount included in the forecast of our consolidated results for the first half of the fiscal year ending March 31, 2009, announced on May 9, 2008. We do not plan any revisions to our forecast on the basis of such recorded losses at this time.

     We will announce our forecast for consolidated results for the fiscal year ending March 31, 2009 once determined.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

     Statements made in this announcement regarding Wacoal's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements that are based on Wacoal's and managements' current expectations, assumptions, estimates and projections about its business and the industry. These forward-looking statements, such as statements regarding the forecast of our forecasted consolidated results for the first half of the fiscal year ending March 31, 2009, are subject to various risks, uncertainties and other factors that could cause Wacoal's actual results to differ materially from those contained in any forward-looking statement.

     These risks, uncertainties and other factors include: the impact of weak consumer spending in Japan and our other markets on our sales and profitability; the impact on our business of anticipated continued weakness of department stores and other general retailers in Japan; our ability to successfully develop, manufacture and market products in Japan and our other markets that meet the changing tastes and needs of consumers, including younger women and mature women and to deliver high quality products; the highly competitive nature of our business and the strength of our competitors; our ability to successfully expand our network of specialty retail stores and achieve profitable operations at these stores; our ability to further develop our catalog and Internet sales capabilities; our ability to effectively manage our inventory levels; our ability to reduce costs by consolidating our activities in Japan, increasing our product sourcing and manufacturing in lower-cost countries such as China and Vietnam, and other efforts to reduce costs; effects of seasonality on our business and performance; risks related to conducting our business internationally, including political and economic instability, unexpected legal or regulatory changes, changes in tax laws, difficulties managing widespread operations, changes in exchange rates, differing protection of intellectual property and public health crises; risks from acquisitions and other strategic transactions with third parties, including the difficulty of assimilating operations, technology and personnel of any acquired business and our ability to retain management, employees, customers and suppliers of any acquired business; the impact of weakness in the Japanese equity markets on our holdings of Japanese equity securities; and the impact of any natural disaster or epidemic on our business; and other risks referred to from time to time in Wacoal's filings on Form 20-F of its annual report and other filings with the United States Securities and Exchange Commission.

                                                                       -- End --

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